UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.	Other Events.

On July 5, 2017, plaintiff JDS1, LLC, on behalf of itself and all other similarly situated stockholders of Straight Path Communications Inc. (“Straight Path”), and derivatively on behalf of Straight Path as nominal defendant, filed a putative class action and derivative complaint in the Delaware Chancery Court against IDT Corporation (the “Registrant”), The Patrick Henry Trust, Howard Jonas, and each of Straight Path’s directors.

The complaint alleges that IDT aided and abetted Straight Path’s directors and Howard Jonas in his capacity as controlling stockholder of Straight Path, in breaching their fiduciary duties to Straight Path in connection with a settlement of claims between Straight Path and the Registrant related to potential indemnification claims concerning Straight Path’s obligations under the Consent Decree it entered into with the Federal Communications Commission (“FCC”), as well as the proposed sale of Straight Path’s subsidiary Straight Path IP Group, Inc. (“IP Group”) to the Registrant in connection with that settlement.

The Registrant and Straight Path entered into a binding term sheet that provides for, among other things, the settlement and mutual release of the potential indemnification claims asserted by each of the Registrant and Straight Path in connection with, among other things, liabilities (including but not limited to fines, fees or penalties) that may exist or arise relating to the subject matter of the investigation by the FCC. Pursuant to the term sheet, in exchange for the mutual release, the Registrant will pay Straight Path $16,000,000; Straight Path will transfer to Registrant or its designee Straight Path’s ownership interest in IP Group, which holds intellectual property primarily related to communications over computer networks; and stockholders of Straight Path will receive 22% of the net proceeds, if any, received by IP Group from any license, transfer or assignment of any of the patent rights held by IP Group as of the effective date of transfer, or any settlement, award or judgment involving any of the patent rights (including any net proceeds received following the effective date of transfer).

The Plaintiff is seeking, among other things, (i) a declaration that the action may be maintained as a class action or in the alternative, that demand on the Straight Path board would be futile and is excused; (ii) that the term sheet is invalid; (iii) awarding damages for the unfair price stockholders are receiving in the merger between StraightPath and Verizon Communications for their shares of Straight Path’s Class B common stock; and (iii) ordering Howard Jonas, Davidi Jonas and the Registrant to disgorge any profits for the benefit of the class Plaintiffs.

The Registrant intends to vigorously defend the action.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: July 7, 2017

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